Exhibit 10.1

INTERMEC, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 22, 2012)

1.	ESTABLISHMENT OF PLAN.

Intermec, Inc., a Delaware corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company’s common stock, $.01 par value (“Common Stock”), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). This Plan includes two components: a Code (as defined below) Section 423(b) Plan and a non-Code Section 423(b) Plan. For purposes of this Plan, “parent corporation” and “subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” set forth in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, for purposes of this Plan, “Affiliate” shall mean an entity, other than a Subsidiary, in which the Company has a controlling interest.

The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), but makes no representation of such status nor undertaking to maintain such status. In addition, this Plan document authorizes the grant of options under a non-Code Section 423(b) Plan which does not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Committee (as defined in Section 4 of this Plan) (or its designate) designed to achieve tax, securities law or other objectives for eligible employees and the Company. Except as otherwise indicated herein, the non-Code Section 423(b) Plan will operate and be administered in the same manner as the Code Section 423(b) Plan.

2.	STOCK SUBJECT TO PLAN.

A total of 3,000,000 shares of the Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3.	PURPOSE.

The purpose of this Plan is to provide employees of the Company and its designated Subsidiaries or Affiliates, as that term is defined in Section 5 of this Plan (“Designated Subsidiaries”), with a convenient means of acquiring an equity interest in the Company through payroll deductions (or, if payroll deductions are not permitted under local laws, through other means specified by the Committee and as part of the non-Code Section 423(b) Plan), to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries and Affiliates.

4.	ADMINISTRATION.

This Plan shall be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) consisting of at least two members, who need not be members of the Board and who may be eligible to participate in the Plan. The Committee shall initially be the Compensation Committee of the Board. Subject to the provisions of this Plan, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options and to determine all factual matters relevant to the Plan and its administration; provided, however, that all participants granted Options under an offering pursuant to the Code Section 423(b)(5) shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan’s administration. The Committee shall have the discretion to determine whether eligible employees of the Company or a Designated Subsidiary shall participate in the Code Section 423(b) Plan or the non-Code Section 423(b) Plan. Additionally, the Committee has the discretion to adopt rules regarding the Plan administration to conform to local laws or to enable eligible employees of the Company and Designated Subsidiaries to participate in the Plan. The Committee may also adopt rules, procedures or sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions, payment of interest and handling of stock certificates which vary according to local requirements as part of the non-Code Section 423(b) Plan. The Committee has the authority to suspend or limit participation in the non-Code Section 423(b) Plan for any reason, including administrative or economic reasons. The Committee’s exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to employees of the Company or to independent contractors, as it deems advisable. All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan.

5.	ELIGIBILITY.

For all purposes of this Plan, the term “Designated Subsidiaries” shall mean those entities of the Company, including any Subsidiaries or Affiliates, which may hereafter be determined by the Committee or the Board to be Designated Subsidiaries for participation in the Plan. For purposes of the Code Section 423(b) Plan only, such Designated Subsidiaries must be Subsidiaries as defined in Section 1 of the Plan. Such determination of Designated Subsidiaries may permit participation in this Plan of all of the eligible employees working for the Designated Subsidiary or, with respect to the non-Code Section 423(b) Plan, only those eligible employees who work for a Designated Subsidiary in a particular country or countries as determined by the Committee or the Board. A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such entity is no longer a Designated Subsidiary or (ii) with respect to the Code Section 423(b) Plan only, such Designated Subsidiary ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

Any employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a)     employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under this Plan would own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries;

(b)     employees whose employment terms are covered by a collective bargaining agreement in situations where the applicable union or other collective bargaining unit has either refused to bargain with respect to this Plan as an employee benefit (having been specifically requested to do so by the Company or a Subsidiary) or has considered this Plan as a potential employee benefit and has rejected this Plan or has otherwise determined that employees which such union or other bargaining unit represents may not participate in this Plan, provided the exclusion of such employees is not prohibited under applicable local law;

(c)     employees who are citizens of a country which prohibits foreign corporations from granting stock options to any of its citizens; and

(d)     no employee of the Company or a Designated Subsidiary shall be eligible to participate in the non-Code Section 423(b) Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Company’s securities.

6.	OFFERING PERIODS.

The offering periods of this Plan (individually, an “Offering Period”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Unless and until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on January 1, April 1, July 1 and October 1 of each calendar year, and (b) each Offering Period shall consist of one three-month purchase period (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan or, if payroll deductions are not permitted under local law, during which other means of contribution, specified by the Committee pursuant to the non-Code Section 423(b) Plan, are collected. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Purchase Period is referred to as the “Purchase Date.” Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings.

7.	PARTICIPATION IN THIS PLAN.

Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date by delivering an enrollment form provided by the Company to the administrator for this Plan at the facility of the Company or the Designated Subsidiary by which the participant is employed (the “Local Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before such Offering Date unless a later time for filing the enrollment form authorizing payroll deductions or other contributions is set by the Committee for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in the Plan with respect to an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment form in order to continue participation in this Plan, except that the Committee may require the filing of new enrollment forms by participants who transfer to another facility of the Company or a Designated Subsidiary.

8.	GRANT OF OPTION ON ENROLLMENT.

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee of an Option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company, and any fraction of a share, determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the Purchase Price as that term is defined in Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed the number of shares determined in the manner set forth in Section 11(b) of the Plan or such other maximum number of shares as may be specified in the future by the Committee in lieu of the limitation set forth in Section 11(b).

9.	PURCHASE PRICE.

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold in any Purchase Period shall be no less than 85 percent of the fair market value of such share on the Purchase Date; provided that the Committee may change the Purchase Price to be anywhere from eighty-five percent (85%) to one hundred percent (100%) of the fair market value of a Share on the Offering Date or the Purchase Date.

For purposes of this Plan, the term “fair market value” on a given date shall be the closing price for the Common Stock on any given date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded. If there is no regular trading market for the Common Stock, the fair market value of the Common Stock shall be as determined by the Committee in its sole discretion, exercised in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future offerings if such changed manner of computation is announced prior to the first day of the first Offering Period to be affected by such change.

10.	PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a)     Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period, unless payroll deductions are not permitted under local laws as determined by the Committee, in which case the participant may contribute by such other means as specified by the Committee and as part of the non-Code Section 423(b) Plan. The deductions shall be made as a percentage of the participant’s Compensation in 1 percent increments comprising not less than 1 percent and not more than 15 percent of Compensation, provided that the Committee may, in its sole discretion, set a lower percentage of Compensation as the maximum allowable deduction. As used herein, except as provided in the following sentence, “Compensation” shall mean all base salary, wages, cash bonuses, commissions, and overtime; provided, however, that, for purposes of determining a participant’s Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code or pursuant to a nonqualified deferred compensation plan shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options, or any other special items of remuneration including any bonus, commission, or fee which, in the judgment of the Committee, is paid to a participant for the accomplishment of a particular non-ordinary course transaction or circumstance. The Committee shall have the discretion to determine what constitutes Compensation for participants outside the United States. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)     A participant may lower (but not increase) the rate of payroll deductions or contribution during an Offering Period by filing with the Local Administrator a new authorization for payroll deductions or other contributions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Local Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions or contribution may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions or contribution to zero for the remainder of the Offering Period. A participant may increase or decrease the rate of payroll deductions or contribution for any subsequent Offering Period by filing with the Local Administrator a new authorization for payroll deductions or other contributions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Offering Period. A participant who has decreased the rate of withholding or contribution to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13 or his or her participation is terminated in accordance with the provisions of Section 14. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions or contributions are made during the applicable Offering Period.

(c)     All payroll deductions made for or contributions received from a participant will be credited to his or her account under this Plan and deposited with the general funds of the Company, except as may be required by applicable law. No interest will accrue on payroll deductions or contributions, except as may be required by applicable law. All payroll deductions or contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions, except as may be required by applicable law.

(d)     On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 or has not submitted to the Local Administrator a signed and completed withdrawal form, in either case on or before the 15th day (or if such day is not a business day, on the immediately preceding business day) of the last month of the Offering Period in accordance with Section 10(b) or Section 13 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant’s account to the purchase at the Purchase Price of whole and any fractional share of Common Stock issuable under the Option granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date.

(e)     During a participant’s lifetime, such participant’s Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

11.	LIMITATIONS ON RIGHTS TO PURCHASE.

(a)     No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any participant, in order to ensure compliance with this Section.

(b)     The number of shares which may be purchased by any employee on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 (or such other limit as may be imposed by the Code) by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which such Purchase Date occurs. The number of shares which may be purchased by any employee on any subsequent Purchase Date which occurs in the same calendar year (as that referred to in the preceding sentence) shall not exceed the number of shares determined by performing the calculation described below, with all computations to be made to the nearest ten thousandth of a whole share of Common Stock or one hundredth of one cent, as the case may be.

Step One:    The number of shares purchased by the employee during any previous Offering Period which occurred in the same calendar year shall be multiplied by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased.

Step Two:    The amount determined in Step One shall be subtracted from $25,000.

Step Three:    The amount determined in Step Two shall be divided by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which the subsequent Purchase Date (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient so obtained shall be the maximum number of shares which may be purchased by any employee on such subsequent Purchase Date.

Subject to the limitations of Section 423 of the Code, the Committee may from time to time determine that a lower maximum number of shares may be purchased on any given Purchase Date in lieu of the maximum amounts described above in this Section 11, in which case the number of shares which may be purchased by any employee on such Purchase Date may not exceed such different limitation.

(c)     If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s Option to each participant affected thereby.

(d)     Any payroll deductions or contributions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period without interest, except as otherwise required by local law.

12.	EVIDENCE OF STOCK OWNERSHIP.

Promptly following each Purchase Date, the number of full and fractional shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated or approved by the Committee (the “Plan Financial Agent”). Unless otherwise provided by law, unless a participant elects to sell or gift shares acquired under the Plan, such shares must be retained in an account with the Plan Financial Agent for a period of twenty-one (21) months following the Purchase Date, or some other time period required by the Code or specified by the Committee, even in the event that the participant terminates his or her employment with the Company; provided, however, that if the Option was granted under the non-Code Section 423(b) Plan, the shares of Common Stock acquired under the Option are not subject to such holding period. With respect to full (but not fractional) shares for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares to another account of the participant’s choosing or request those shares be transferred to the participant in book entry form through the Company’s direct registration system or that a stock certificate for full (but not fractional) shares be issued and delivered to him or her.

13.	WITHDRAWAL.

(a)     Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Local Administrator a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of an Offering Period, provided that a later withdrawal may be permitted by the Committee under the non-Code Section 423(b) Plan, if necessary or advisable under local law.

(b)     Upon withdrawal from this Plan, the accumulated payroll deductions or contributions of the participant not theretofore utilized for the purchase of shares of Common Stock on a Purchase Date shall be returned to the withdrawn participant, without interest (except as otherwise required under local laws), and his or her participation in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions or other contributions in the same manner as set forth above for initial participation in this Plan.

14.	TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Termination of a participant’s employment for any reason, including retirement, death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, except as provided in Section 15, the payroll deductions or contributions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her beneficiary or heirs, without interest, except as otherwise required under local laws. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Subsidiaries in the case of any leave of absence approved by the Committee, provided that (a) such leave does not exceed 3 months, or (b) if such leave is longer than 3 months, the employee’s right to reemployment is provided either by statute or by contract. If the period of leave exceeds 3 months and the employee’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Subsidiaries in the case of transfer between or amongst the Company and any Subsidiary.

15.	RETURN OF PAYROLL DEDUCTIONS.

In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions and contributions of the participant to the Plan which have not yet been applied to the purchase of stock unless such termination of participation occurs later than the 15th day of the final month of the Offering Period (or if such date is not a business day, on the preceding business day), or the latest date permitted for withdrawal by the Committee in which event such payroll deductions and contributions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in this Plan, except as otherwise required under local laws.

16.	CAPITAL CHANGES.

In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17.	NONASSIGNABILITY.

Neither payroll deductions nor other contributions credited to a participant’s account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18.	REPORTS AND STATUS OF ACCOUNTS.

Individual accounts will be maintained by the Plan Financial Agent for each participant in this Plan. The Plan Financial Agent shall send to each participant promptly after the end of each Purchase Period a report of his or her account setting forth with respect to such Purchase Period the total payroll deductions or other contributions accumulated, the number of whole and any fractional share purchased, and the per share price thereof, and also setting forth the total number of shares (including any fractional share) then held in his or her account. Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.

19.	NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20.	EQUAL RIGHTS AND PRIVILEGES.

All eligible employees shall have equal rights and privileges with respect to the Code Section 423(b) Plan except as required by applicable law so that the Code Section 423(b) Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.

21.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	AMENDMENT OF PLAN.

This Plan may be amended by the stockholders of the Company. The Board may also amend this Plan in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan, or, but for such shareholder approval, cause the Code Section 423(b) Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

23.	TERMINATION OF THE PLAN.

The Company’s stockholders or the Board may suspend or terminate this Plan at any time. No Options shall be granted during any period of suspension of this Plan.

24.	DEATH OF PARTICIPANT.

In the event of a participant’s death prior to the delivery to him or her (or to the Plan Financial Agent on his or her behalf) of any shares or cash held by the Company for the account of the participant, and to the extent permitted by local law, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant.

25.	CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

The Company shall not be required to issues Shares with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of the Company with respect to such compliance.

26.	EFFECTIVE DATE.

The Plan which has been adopted by the Company’s Board of Directors shall become effective on July 1, 2008, subject to stockholder approval.

27.	GOVERNING LAW.

Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without regard to any provisions of Delaware law relating to the conflict of laws.